Our Code of Ethics and Business Conduct is more than an expression of our commitment to integrity. It represents the guiding values of our organization and helps to instill ethically sound behavior and accountability among all CPSM Employees. We diligently educate employees about our standards, safety procedures, technical advances and provide them with an open door policy to ask questions or report concerns. Every employee, including me, certifies compliance with our standards annually. We hold one another accountable because we understand that our reputation is fundamental to our success and your enjoyment.

We believe that you want to conduct business with an organization that values honesty and integrity, not only because the law requires it, but also because it is the right thing to do. At CPSM, our ethical standards have always been set higher than the law requires. We are proud of our ethical heritage and I am personally committed to maintaining these same high standards in the years to come.

Lawrence Calarco